As filed with the Securities and Exchange Commission on July 27, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Patriot Capital Funding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-3068511
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

61 Wilton Road, Second Floor, Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-124831

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of the Registrant’s Securities to be Registered

     The securities to be registered hereby are shares of common stock of Patriot Capital Funding, Inc. (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Our Securities” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-124831), filed with the Securities and Exchange Commission on May 12, 2005 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.      Exhibits

     The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form N-2 (File No. 333-124831) and are hereby incorporated herein by reference:

*3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit (a)(1) of the Company’s Registration Statement on Form N-2 (Registration No. 333-124831)).

*3.2	Restated By-Laws (Incorporated by reference to Exhibit (b) of the Company’s Registration Statement on Form N-2 (Registration No. 333-124831)).

*4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit (d) of the Company’s Registration Statement on Form N-2 (Registration No. 333-124831)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 27, 2005

PATRIOT CAPITAL FUNDING, INC.
By:	/s/ Richard P. Buckanavage
Richard P. Buckanavage
President and Chief Executive Officer